                                                                     EXHIBIT 3.1


                             CERTIFICATE OF MERGER
                                    MERGING
                             STX ACQUISITION CORP.
                                      INTO
                            STERLING CHEMICALS, INC.
    (Pursuant to Section 251 of the General Corporation Law of the State of
                                   Delaware)

       STERLING CHEMICALS INC., a Delaware corporation ("Sterling"), hereby certifies that:

       1. STX Acquisition Corp., a Delaware corporation ("Acquisition"), and Sterling are the constituent corporations to the merger of Acquisition with and into Sterling (the "Merger").

       2. An Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") in connection with the Merger has been approved, adopted, certified, executed and acknowledged by each of Acquisition and Sterling in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

       3. Sterling shall be the surviving corporation of the Merger (in such capacity, the "Surviving Corporation").

       4. As set forth in Section 2.05(a) of the Merger Agreement, upon the filing of this Certificate of Merger, the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit A attached hereto and incorporated herein by reference.

       5. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, 1200 Smith Street, Suite 1900, Houston, Texas 77002-4312.

       6. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of Acquisition or Sterling.

       IN WITNESS WHEREOF, the Surviving Corporation has executed this Certificate of Merger this 21st day of August, 1996.

                                  STERLING CHEMICALS, INC.



                                  By:     /s/ J. VIRGIL WAGGONER
                                      ------------------------------
                                      J. Virgil Waggoner, President

                                   EXHIBIT A

                    RESTATED CERTIFICATE OF INCORPORATION OF
                       STERLING CHEMICALS HOLDINGS, INC.
                       ---------------------------------



                                   (Attached)

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       STERLING CHEMICALS HOLDINGS, INC.


                                   ARTICLE I

                         Name, Registration and Purpose
                         ------------------------------

       Section 1.01. Name. The name of the Corporation is "Sterling Chemicals Holdings, Inc.".

       Section 1.02. Registered Office and Registered Agent. The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

       Section 1.03. Purpose. The purpose for which the Corporation is organized is to engage in any lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL"), and the Corporation shall have the power to perform all lawful acts and activities.

                                   ARTICLE II

                                 Capitalization
                                 --------------

       Section 2.01. Authorized Capital. (a) The total number of shares of stock that the Corporation shall have the authority to issue is 22,000,000 shares of capital stock, consisting of (i) 2,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), and (ii) 20,000,000 shares of common stock, par value $0.01 per share (the "Common Stock").

       (b) Subject to the provisions of this Certificate of Incorporation and the Preferred Stock Designation (as defined below) creating any series of Preferred Stock, the Corporation may issue shares of its capital stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation (the "Board of Directors"), which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

       (c) The right to cumulate votes for the election of directors as provided in Section 214 of the DGCL shall not be granted and is hereby expressly denied.

       Section 2.02. Preferred Stock. (a) The Preferred Stock may be issued from time to time in one or more series. Authority is hereby expressly granted to and vested in the Board of Directors to authorize from time to time the
issuance of Preferred Stock in one or more series.   With respect to each series
of Preferred Stock authorized by it, the Board of Directors shall be authorized to establish by resolution or resolutions, and by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), the following to the fullest extent now or hereafter permitted by the DGCL:

          (i) the designation of such series;

         (ii) the number of shares to constitute such series;

        (iii) whether such series is to have voting rights (full, special or limited) or is to be without voting rights;

         (iv) if such series is to have voting rights, whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of the Common Stock or one or more other series of Preferred Stock;

          (v) the preferences and relative, participating, optional, conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) with respect to such series;

         (vi) the redemption rights and price(s), if any, of such series, and whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds or funds are to be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;

        (vii) the dividend rights and preferences (if any) of such series, including, without limitation, (A) the rates of dividends payable thereon,
   (B) the conditions upon which and the time when such dividends are payable,
   (C) whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate and (D) whether or not the payment of such dividends shall be preferred to the payment of dividends payable on the Common Stock or any other series of Preferred Stock;

       (viii) the preferences (if any), and the amounts thereof, which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of, or upon any distribution of the assets of, the Corporation;

         (ix) whether or not the shares of such series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for (A) shares of Common Stock, (B) shares of any other series of Preferred Stock or (C) any other stock or securities of the Corporation;

          (x) if such series is to be convertible or exchangeable, the price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be made and the terms and conditions (if any) upon which such price or prices or ratio or ratios or rate or rates may be adjusted; and

         (xi) such other rights, powers and preferences with respect to such series as may to the Board of Directors seem advisable.

Any series of Preferred Stock may vary from any other series of Preferred Stock in any or all of the foregoing respects and in any other manner.

       (b) The Board of Directors may, with respect to any existing series of Preferred Stock but subject to the Preferred Stock Designation creating such series, (i) increase the number of shares of Preferred Stock designated for such series by a resolution adding to such series authorized and unissued shares of Preferred Stock not designated for any other series or (ii) decrease the number of shares of Preferred Stock designated for such series by a resolution subtracting from such series shares of Preferred Stock designated for such series (but not below the number of shares of such series then outstanding), and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

       (c) No vote of the holders of the Common Stock or the Preferred Stock shall, unless otherwise expressly provided in a Preferred Stock Designation, be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation. Shares of any series of Preferred Stock that have been authorized for issuance pursuant to this Certificate of Incorporation and that have been issued and reacquired in any manner by the Corporation (including upon conversion or exchange thereof) shall be restored to the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors and a Preferred Stock Designation as set forth above.

       Section 2.03. Common Stock. (a) The holders of shares of the Common Stock shall be entitled to vote upon all matters submitted to a vote of the common stockholders of the Corporation and shall be entitled to one vote for each share of the Common Stock held.

       (b) Subject to the prior rights and preferences (if any) applicable to shares of Preferred Stock of any series, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

       (c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the preferential or other rights (if any) of the holders of shares of the

Preferred Stock in respect thereof, the holders of shares of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. For purposes of this paragraph (c), a liquidation, dissolution or winding-up of the Corporation shall not be deemed to be occasioned by or to include (i) any consolidation or merger of the Corporation with or into another corporation or other entity or (ii) a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

       Section 2.04. Stock Options, Warrants, etc. Unless otherwise expressly prohibited in a Preferred Stock Designation creating any series of Preferred Stock, the Corporation shall have authority to create and issue warrants, rights and options entitling the holders thereof to purchase from the Corporation shares of the Corporation's capital stock of any class or series or other securities of the Corporation for such consideration and to such persons, firms or corporations as the Board of Directors, in its sole discretion, may determine, setting aside from the authorized but unissued stock of the Corporation the requisite number of shares for issuance upon the exercise of such warrants, rights or options. Such warrants, rights and options shall be evidenced by one or more instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, time for exercise and other terms of such warrants, rights or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                  ARTICLE III

                                   Directors
                                   ---------

       Section 3.01. Number and Term. The number of directors of the Corporation shall from time to time be fixed exclusively by the Board of Directors in accordance with, and subject to the limitations set forth in, the bylaws of the Corporation (the "Bylaws"); provided, however, that the Board of Directors shall at all times consist of a minimum of three and a maximum of fifteen members, subject, however, to increases above fifteen members as may required in order to permit the holders of any series of Preferred Stock to exercise their right (if any) to elect additional directors under specified circumstances. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Anything in this Certificate of Incorporation or the Bylaws to the contrary notwithstanding, each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

       Section 3.02. Nomination and Election. (a) Nominations of persons for election or reelection to the Board of Directors may be made by or at the direction of the Board of Directors. The Bylaws may set forth procedures for the nomination of persons for election or reelection to the Board of Directors and only persons who are nominated in accordance with such procedures (if any) shall be eligible for election or reelection as directors of the Corporation; provided, however, that such procedures shall not infringe upon (i) the right of the Board of Directors to nominate persons for election or reelection to the Board of Directors or (ii) the rights of the holders of any series of

Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances.

       (b) Each director shall be elected in accordance with this Certificate of Incorporation, the Bylaws and applicable law. Election of directors by the Corporation's stockholders need not be by written ballot unless the Bylaws so provide.

       Section 3.03. Removal. No director may be removed except by the affirmative vote of the holders of not less than a majority in voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class. The Board of Directors may not remove any director, and no recommendation by the Board of Directors that a director be removed may be made to the Corporation's stockholders unless such recommendation is set forth in a resolution adopted by the affirmative vote of not less than two-thirds of the whole Board of Directors.

       Section 3.04. Vacancies. (a) In case any vacancy shall occur on the Board of Directors because of death, resignation or removal, such vacancy may be filled only by a majority (or such higher percentage as may be specified in the Bylaws) of the directors remaining in office (though less than a quorum), and the director so appointed shall serve for the unexpired term of his predecessor or until his successor is elected and qualified or until his earlier death, resignation or removal. If there are no directors then in office, an election of directors may be held in the manner provided by applicable law.

       (b) Any newly-created directorship resulting from any increase in the number of directors may be filled only by a majority (or such higher percentage as may be specified in the Bylaws) of the directors then in office (though less than a quorum). Each director so appointed shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

       (c) Except as expressly provided in this Certificate of Incorporation or as otherwise provided by applicable law, stockholders of the Corporation shall not have the right to fill vacancies or newly-created directorships on the Board of Directors.

       Section 3.05. Subject to Rights of Holders of Preferred Stock. Notwithstanding the foregoing provisions of this Article III, if the Preferred Stock Designation creating any series of Preferred Stock entitles the holders of such Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, then all provisions of such Preferred Stock Designation relating to the nomination, election, term of office, removal, filling of vacancies and other features of such directorships shall, as to such directorships, govern and control over any conflicting provisions of this
Article III.

       Section 3.06. Limitation of Access of Stockholders to Books and Records. In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered to determine from time to time whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the

Corporation, or any of them, shall be open to inspection of stockholders and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

       Section 3.07. Limitation of Personal Liability. (a) No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

       (b) If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the personal liability of the directors to the Corporation or its stockholders shall be limited or eliminated to the full extent permitted by the DGCL, as so amended from time to time.

                                   ARTICLE IV

                              Amendment of Bylaws
                              -------------------

       The Board of Directors is expressly authorized and empowered to adopt, alter, amend or repeal the Bylaws. Stockholders of the Corporation shall have the power to alter, amend, expand or repeal the Bylaws but only by the affirmative vote of the holders of not less than 66-2/3% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.

                                   ARTICLE V

                     Actions and Meetings of  Stockholders
                     -------------------------------------

       Section 5.01. No Action by Written Consent. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders. Stockholders of the Corporation may not act by written consent in lieu of a meeting.

       Section 5.02. Meetings. (a) Meetings of the stockholders of the Corporation (whether annual or special) may only be called by the Board of Directors or such officer or officers of the Corporation as the Board of Directors may from to time authorize to call meetings of the stockholders of the Corporation. Stockholders of the Corporation shall not be entitled to call any meeting of stockholders or to require the Board of Directors or any officer or officers of the Corporation to call a meeting of stockholders except as otherwise expressly provided by law or in the Preferred Stock Designation creating any series of Preferred Stock.

       (b) Stockholders of the Corporation shall have the right to propose business for consideration at any meeting of stockholders but only as may be expressly provided in, and then only in compliance with, the Bylaws.

       (c) Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice or waivers of notice of such meeting. The person presiding at a meeting of stockholders may determine whether business has been properly brought before the meeting and, if the facts so warrant, such person may refuse to transact any business at such meeting which has not been properly brought before such meeting.

       Section 5.03. Appoint and Remove Officers, etc. The stockholders of the Corporation shall have no right or power to appoint or remove officers of the Corporation nor to abrogate the power of the Board of Directors to elect and remove officers of the Corporation. Except as provided in Section 3.03, the stockholders of the Corporation shall have no power to appoint or remove directors as members of committees of the Board of Directors nor to abrogate the power of the Board of Directors to establish one or more such committees or the power of any such committee to exercise the powers and authority of the Board of Directors.

                                   ARTICLE VI

                   Indemnification of Directors and Officers
                   -----------------------------------------

       The Corporation shall (i) indemnify, to the fullest extent permitted by applicable law, each person who is or was a director or officer of the Corporation and each person who, at the request of the Board of Directors of the Corporation or an officer of the Corporation, is or was a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and
(ii) may indemnify each employee and agent of the Corporation and all other persons whom the Corporation is authorized to indemnify under the provisions of the DGCL. Without limiting the generality or effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VI.

                                  ARTICLE VII

               Election to be Governed by Section 203 of the DGCL
               --------------------------------------------------

       The Corporation hereby elects to be governed by Section 203 of the DGCL; provided, however, that the provisions of this Article VII shall not apply to restrict a business combination between the Corporation and an interested stockholder (as defined in Section 203 of the DGCL) of the Corporation if either
(i) such business combination was approved by the Board of Directors prior to the time that such stockholder became an interested stockholder or (ii) such stockholder became an interested stockholder as a result of, and at or prior to the effective time of, a transaction which was approved by the Board of Directors prior to the time that such stockholder became an interested stockholder.

                                  ARTICLE VIII

                   Amendment of Certificate of Incorporation
                   -----------------------------------------

       The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation or a Preferred Stock Designation, in the manner now or hereafter prescribed by applicable law, and all rights, preferences and privileges conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation are granted subject to this reservation. Notwithstanding the foregoing or any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, the provisions of this Article VIII and of Articles III, IV and V may not be repealed or amended in any respect, and no provision inconsistent with any such provision or imposing cumulative voting in the election of directors may be added to this Certificate of Incorporation, unless such action is approved by the affirmative vote of the holders of not less than 66-2/3% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class; provided, however, that any amendment or repeal of
Section 3.07 or Article VI of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal and, provided further, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

                                   ARTICLE IX

                       Voting Requirements Not Exclusive
                       ---------------------------------

       The voting requirements contained in this Certificate of Incorporation shall be in addition to the voting requirements imposed by law or by the Preferred Stock Designation creating any series of Preferred Stock.

                          CERTIFICATE OF DESIGNATIONS,
                     PREFERENCES, RIGHTS AND LIMITATIONS OF

                            SERIES A PREFERRED STOCK

                                       OF

                       STERLING CHEMICALS HOLDINGS, INC.

                ----------------------------------------------


                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE


                ----------------------------------------------


       Sterling Chemicals Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware ("Holdings"), hereby certifies that, under (i) authority conferred upon the Board of Directors of Holdings (the "Holdings Board") by the Restated Certificate of Incorporation of Holdings, as amended to date, and (ii) the provisions of Sections 141(c) and 151 of the General Corporation Law of the State of Delaware, the Holdings Board duly adopted the following resolutions, among others, at its meeting on January 9, 1997:

       Resolved, that pursuant to the authority conferred on the Holdings Board by the Certificate of Incorporation of Holdings, a series of Holdings' authorized preferred stock, liquidation value $100 per share (the "Preferred Stock"), be, and it hereby is, established, created and approved, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional and other rights of the shares of such series, and the qualifications, limitations and restrictions thereof, be, and they hereby are, as set forth on Exhibit A attached hereto and incorporated herein by reference for all purposes.

       Resolved, that the proper officers of Holdings be, and each of them acting alone hereby is, authorized and empowered, in the name and on behalf of Holdings, to prepare, execute and deliver, and file with the Secretary of State of the State of Delaware, a certificate of designation of the terms, limitations, rights and preferences of the Preferred Stock (the "Certificate of Designations"), with the designations, voting and other powers, preferences, relative, participating, optional and other rights, and the qualifications, limitations and restrictions, set forth on Exhibit A.

       In Witness Whereof, Holdings has caused this certificate to be signed and attested this 29th day of January, 1997.

                                  Sterling Chemicals Holdings, Inc.



                                  By:        /s/ ROBERT W. ROTEN
                                      ------------------------------------
                                      Robert W. Roten, President and Chief
                                          Executive Officer

Attest:



      /s/ F. MAXWELL EVANS
---------------------------------
   F. Maxwell Evans, Secretary

                                   Exhibit A

                            SERIES A PREFERRED STOCK
           DESIGNATION OF TERMS, LIMITATIONS, RIGHTS AND PREFERENCES
           ---------------------------------------------------------

       Section 1. Number of Shares and Designation. This class of the Corporation's Preferred Stock shall be designated as Series A Preferred Stock (the "Preferred Stock") and the number of shares of Preferred Stock constituting such class shall be 350,000.

       Section 2. Definitions. For purposes of the Preferred Stock, the following terms shall have the meanings indicated:

       "Additional Shares" has the meaning specified in Section 3.3 hereof.

       "Board" means the board of directors of the Corporation.

       "Business Day" means any day on which state or federally chartered financial institutions are not authorized or required to close in Houston, Texas.

       "Capital Stock" means shares of any class or series of capital stock of the Corporation.

       "Charter" means the Certificate of Incorporation of the Corporation, as the same may hereafter be amended or restated.

       "Common Stock" means the common stock, par value $0.01, of the Corporation and any securities issued or issuable with respect to any such common stock by way of stock dividend or stock split or in connection with a combination of shares, merger or consolidation.

       "Corporation" means Sterling Chemicals Holdings, Inc., a Delaware corporation, and any successor to the business and/or assets of the Corporation which becomes bound by the terms and provisions of this Designation of Rights by operation of law.

       "Corporation Redemption Notice" has the meaning specified in Section 5.3 hereof.

       "Designation of Rights" means this designation of terms, limitations, rights and preferences of the Preferred Stock, as the same may hereafter be amended, modified or supplemented.

       "Dividend Payment Date" means the first Business Day after the last day of each Dividend Period.

       "Dividend Period" means the six-month period beginning on each January 1 and July 1 of each year; provided, however, that the final Dividend Period with respect to any share of

   Preferred Stock shall end on the date that such share of Preferred Stock is redeemed by the Corporation in accordance with the terms of this Designation of Rights.

       "Dividend Rate" has the meaning specified in Section 3.1 hereof.

       "Holder Redemption Notice" has the meaning specified in Section 5.1 hereof.

       "Holder Put Notice" has the meaning specified in Section 5.2 hereof.

       "Issue Date" means, (i) with respect to any share of Preferred Stock other than an Additional Share, the actual original date of issuance of such share, and (ii) with respect to any Additional Share, the Dividend Payment Date in respect of which such Additional Share was issued.

       "Junior Stock" means the Common Stock and any other Capital Stock ranking junior to the Preferred Stock with respect to payments of dividends or with respect to distributions of assets, including any distribution of assets upon Liquidation.

       "Liquidation" means any dissolution, liquidation (complete or partial) or winding up of the Corporation, whether voluntary or involuntary.

       "Liquidation Payment" has the meaning specified in Section 4.1 hereof.

       "Liquidation Value" means, with respect to any share of Preferred Stock, $100.

       "Parity Stock" means any Capital Stock ranking on a parity with the Preferred Stock with respect to payments of dividends or with respect to distributions of assets, including any distribution of assets upon Liquidation.

       "Preferred Stock" has the meaning specified in Section 1 hereof, such term to include any Additional Shares issued pursuant to Section 3.3 or
   Section 5.2 hereof.

       "Prior Stock" means any Capital Stock ranking prior to the Preferred Stock with respect to payments of dividends or with respect to distributions of assets, including distribution of assets upon Liquidation.

       "Record Date" means, with respect to any Dividend Period, the date which is 15 days prior to the last day of such Dividend Period.

       "Redemption Date" has the meaning specified in Section 5.3 hereof.

       "Redemption Price" means, with respect to any share of Preferred Stock, an amount in cash equal to the sum of (i) the Liquidation Value of such share of Preferred Stock plus (ii) the amount of any and all accrued and unpaid dividends (whether or not declared) on such share

   (including any additional dividends accrued pursuant to Section 3.2 hereof) as of the date of computation.

       "Special Voting Right" has the meaning specified in Section 7.2 hereof.

       Section 3. Dividends. 3.1. Dividends with respect to each share of Preferred Stock shall be cumulative (whether or not earned) and shall accrue (whether or not declared) at the Dividend Rate from the Issue Date of such share until such share is redeemed in accordance with this Designation of Rights.
Each holder of record of each share of Preferred Stock on the Record Date for any Dividend Period shall be entitled to receive on the relevant Dividend Payment Date, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends on such share, payable in cash (subject to Section 3.3 and Section 5.2 hereof) at a rate per annum (the "Dividend Rate") equal to 10% of the Liquidation Value; provided, however, that in the event that any share of Preferred Stock shall have an Issue Date other than on the first day of any Dividend Period, the Dividend Rate with respect to such share during the Dividend Period in which such Issue Date occurs shall be calculated on the basis of the applicable Dividend Rate for such Dividend Period for the period commencing with the Issue Date to and including the last day of such Dividend Period.

       3.2 In the event that, as of the last day of any Dividend Period, there shall exist any accrued dividends (whether or not declared) on any share of Preferred Stock with respect to any prior Dividend Periods, the holder of record of such share of Preferred Stock shall also be entitled to receive on each Dividend Payment Date, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends payable in cash (subject to Section 3.3 hereof) in an amount equal to the amount of dividends which the holder of such share of Preferred Stock would have been entitled to receive if the Corporation had issued to such holder, on the date that each such dividend accrued, that number of shares of Preferred Stock (including any fractions thereof) equal to (i) the amount of such accrued dividends divided by (ii) 100. Dividends payable under this Section 3.2 on any Dividend Payment Date may be paid prior to such Dividend Payment Date.

       3.3. Except for dividends required to be paid on the shares of Preferred Stock pursuant to Section 6 hereof, the Corporation may, at its option, at any time or from time to time, elect on or prior to the Dividend Payment Date (or on or prior to the date of payment pursuant to Section 5.2 hereof), with respect to any outstanding share of Preferred Stock in respect of which a cash dividend is payable under this Designation of Rights, to pay all or a part of such dividend in shares of Preferred Stock ("Additional Shares") having an aggregate Liquidation Value equal to the amount of such dividend or part thereof. A cash dividend payable on any share of Preferred Stock shall not be deemed paid by the issuance of Additional Shares as aforesaid unless and until one or more certificates evidencing such Additional Shares have been delivered to the holder of record of such share of Preferred Stock. Such certificates shall be accompanied by a statement setting forth the computation of the number of Additional Shares issuable in payment of the relevant cash dividend to each holder of record of the Preferred Stock.

       3.4. The amount of dividends accrued on any share of Preferred Stock at the end of any Dividend Period shall be the amount of any unpaid dividends accrued thereon to and including the last day of such Dividend Period, whether or not declared. The amount of dividends accrued on any share of Preferred Stock at any date other than the last day of any Dividend Period shall be the sum of (i) the amount of any unpaid dividends accrued thereon (including any additional dividends accrued pursuant to Section 3.2 hereof) to and including the last day of the immediately preceding Dividend Period, whether or not declared, plus (ii) an amount calculated on the basis of the Dividend Rate applicable to the Dividend Period in which such date occurs for the period commencing with the first day of such Dividend Period to and including the date of calculation, based upon the actual number of days elapsed in such Dividend Period. For purposes of this Section 3.4, dividends shall be deemed to accrue daily.

       3.5. To the extent that the amount of any dividend paid on the Preferred Stock for any Dividend Period shall be less than the total amount of dividends due and payable with respect to such Dividend Period as provided in
Section 3.1 or 3.2 hereof, such amounts shall be paid pro rata to each record holder of shares of Preferred Stock in the proportion that the total number of shares owned by such record holder bears to the total number of shares of Preferred Stock then outstanding.

       Section 4. Liquidation. 4.1. Each share of Preferred Stock shall be preferred over the shares of Junior Stock so that, in the event of any Liquidation, each holder of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings), in preference to the holders of and before any payment or distribution is made to the holders of shares of Junior Stock upon such Liquidation, an amount in cash equal to (i) the Liquidation Value plus an amount equal to all accrued and unpaid dividends thereon (including any additional dividends accrued pursuant to Section 3.2 hereof) to the date of final distribution multiplied by (ii) the number of outstanding shares of Preferred Stock owned by such holder (such amounts with respect to all shares of Preferred Stock, in the aggregate, the "Liquidation Payment"). If, upon any Liquidation, the assets (or proceeds thereof) distributable among the holders of Preferred Stock are insufficient to pay the Liquidation Payment in full, then such assets (or the proceeds thereof) shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were payable in full.

       4.2. For the purposes of this Section 4, neither any merger or consolidation involving the Corporation nor any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation shall be deemed to be a Liquidation, unless such sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

       4.3. After the payment in cash to the holders of Preferred Stock of the full amount of the Liquidation Payment with respect to all outstanding shares of Preferred Stock, the holders of outstanding shares of Preferred Stock shall have no right or claim, based solely on their ownership of shares of Preferred Stock, to any of the remaining assets of the Corporation.

       4.4. In the event the assets of the Corporation available for distribution to the holders of shares of Preferred Stock upon any Liquidation shall be insufficient to pay the Liquidation Payment in full, no such distribution shall be made on account of any shares of any Parity Stock upon such Liquidation unless proportionate distributive amounts shall be paid on account of all shares of the Preferred Stock, ratably, according to the respective amounts which would be payable on the Preferred Stock and such Parity Stock upon such Liquidation if all amounts payable thereon were paid in full.

       Section 5.  Redemption.  5.1.   The holder of any share of Preferred
Stock may, at his or its option, on any Dividend Payment Date occurring on or after June 30, 2009, elect to have the Corporation redeem all or any number of shares of Preferred Stock held by such holder, such election to be made by providing written notice of such election and the number of shares of Preferred Stock elected to be redeemed to the Corporation (a "Holder Redemption Notice") not less than 30 nor more than 90 days prior to the applicable Dividend Payment Date. The Corporation shall, on the applicable Dividend Payment Date, redeem the shares of Preferred Stock elected to be redeemed pursuant to such Holder Redemption Notice and pay the holder of such shares the Redemption Price therefor, provided that the Corporation has sufficient legally available funds for such purpose. In the event that the Corporation is required to redeem any shares of Preferred Stock and does not have sufficient funds legally available to redeem all of such shares, it shall use all of the funds that it does have available for such purpose, if any, to redeem such number of shares of Preferred Stock as is possible with such funds, pro rata, among all holders of Preferred Stock which have previously provided the Corporation with a Holder Redemption Notice and for which all or any portion of the shares of Preferred Stock elected to be redeemed thereunder have not been redeemed. Any shares of Preferred Stock which are not redeemed because the Corporation does not have sufficient funds shall remain outstanding and the holders thereof shall continue to be entitled to all the rights and benefits of holders of Preferred Stock under this Designation of Rights.

       5.2. In the event that the Corporation fails to pay any dividend in respect of any shares of Preferred Stock on any Dividend Payment Date pursuant to Section 3.1 or Section 3.3 hereof which the Corporation is not prohibited by applicable law from declaring or paying, in addition to his or its rights pursuant to Section 5.1 hereof, the holder of each such share of Preferred Stock may, at his or its option, elect to have the Corporation redeem such share of Preferred Stock by providing written notice of such election to the Corporation (a "Holder Put Notice") within 30 days after the applicable Dividend Payment Date, such election to specify the number of shares of Preferred Stock elected to be redeemed. Within 30 days after the receipt of any Holder Put Notice, the Corporation shall redeem each share of Preferred Stock elected to be redeemed pursuant to such Holder Put Notice which is eligible for redemption pursuant to this Section 5.2 and pay the holder the Redemption Price therefor; provided, however, that the Corporation shall not have any obligation to redeem any such share of Preferred Stock if, prior to the expiration of such 30-day period, the Corporation pays the dividend on such share that should have been paid for the applicable Divided Payment Date (either in cash or in Additional Shares). Any shares of Preferred Stock which are not redeemed pursuant to the proviso to the immediately preceding sentence shall remain outstanding and the holders thereof shall continue to be entitled to all rights and benefits of holders of Preferred Stock under this Designation of Rights.

       5.3. The Corporation may, at its option, at any time and from time to time, elect to redeem all or any number of shares of Preferred Stock, such election to be made by providing written notice of such election and the number of shares of Preferred Stock elected to be redeemed to the holders thereof (a "Corporation Redemption Notice") not less than 10 days prior to the proposed date of redemption (the "Redemption Date"). The Corporation shall, on the applicable Redemption Date, redeem the shares of Preferred Stock elected to be redeemed pursuant to such Corporation Redemption Notice and pay the holders of such shares the Redemption Price therefor. In the event that the Corporation elects to redeem less than all of the shares of Preferred Stock, it shall redeem the shares of Preferred Stock which it has elected to redeem, pro rata, among all holders of Preferred Stock.

       5.4 The Corporation shall, from time to time, redeem shares of Preferred Stock to the extent required pursuant to Section 6.3.

       5.5. Upon any redemption of shares of Preferred Stock, the shares of Preferred Stock so redeemed shall have the status of authorized and unissued shares of preferred stock of the Corporation, unclassified as to series, and the number of shares of preferred stock which the Corporation shall have authority to issue shall not be decreased by the redemption of such shares of Preferred Stock.

       Section 6. Certain Restrictions. 6.1. So long as the Corporation shall be in default of any obligation to make any redemption pursuant to Section 5 hereof, the Corporation shall not, directly or indirectly, (a) declare or pay any dividend or distribution on or with respect to any Junior Stock other than solely in shares of Junior Stock or (b) declare or pay any dividend or distribution on or with respect to any Parity Stock other than in shares of Junior Stock or, with respect to any other dividends or distributions, except in Parity Stock of the same class or series.

       6.2. So long as any Additional Shares are outstanding or any accrued dividends on the Preferred Stock are unpaid, the Corporation shall not, directly or indirectly, (a) declare or pay any dividend or distribution on or with respect to any Junior Stock other than solely in shares of Junior Stock or (b) declare or pay any dividend or distribution on or with respect to any Parity Stock other than in shares of Junior Stock or, with respect to any other dividends or distributions, except in Parity Stock of the same class or series.

       6.3. So long as any shares of Preferred Stock remain outstanding, the Corporation shall not, directly or indirectly:

       (a) issue any additional shares of Preferred Stock (other than Additional Shares) or any shares of Prior Stock (including as a dividend or distribution on any securities);

       (b) (i) redeem, purchase or otherwise acquire or retire for value any Junior Stock or (ii) redeem, defease, purchase or otherwise acquire or retire for value (whether or not prior to scheduled maturity or scheduled sinking fund payment) any mandatory redemption, sinking fund or analogous obligation in respect of Junior Stock;

       (c) (i) redeem, purchase or otherwise acquire or retire for value any Parity Stock unless a proportionate number of shares of Preferred Stock, rounded to the nearest whole share, are redeemed, purchased or otherwise acquired or retired for value, ratably, according to the respective amounts which would have been payable on the Preferred Stock and such Parity Stock upon a Liquidation if all amounts payable thereon were paid in full or (ii) redeem, defease, purchase or otherwise acquire or retire for value (whether or not prior to scheduled maturity or scheduled sinking fund payment) any mandatory redemption, sinking fund or analogous obligation in respect of Parity Stock unless proportionate amounts shall be paid on account of all shares of the Preferred Stock, ratably, according to the respective amounts which would be payable on the Preferred Stock and such Parity Stock upon a Liquidation if all amounts payable thereon were paid in full.

       (d) reclassify (by merger, consolidation or otherwise) any Junior Stock or Parity Stock as Prior Stock;

       (e) merge into or consolidate with any entity where the surviving or continuing corporation will have any outstanding Prior Stock other than capital stock corresponding to shares of Prior Stock of the Corporation issued before any agreement for such merger or consolidation; or

       (f) amend, alter or repeal by merger or otherwise any of the provisions of this Designation of Rights, the Certificate of Incorporation or the By-laws of the Corporation so as in any such case to adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of Preferred Stock;

provided, however, that nothing contained in this Designation shall be deemed or construed to prohibit or restrict the right or ability of any employee stock ownership plan of the Corporation or any of its subsidiaries to purchase or otherwise acquire any shares of Junior Stock or any loan or other extension of credit by the Corporation or any of its subsidiaries to any such employee stock ownership plan.

       6.4 Notwithstanding anything to the contrary contained in this Section 6,
(a) at any time during which the Corporation is then in default of any obligation to make any redemption pursuant to Section 5 hereof, the Corporation may nevertheless, directly or indirectly, purchase shares of Junior Stock covered by any employee stock ownership plan of the Corporation or any of its subsidiaries existing on December 23, 1996 (the "ESOP") or a successor plan (i) to the extent required by those provisions of the ESOP or any successor plan that are no more favorable to the employees of the Corporation than the provisions of the ESOP (a "Successor Plan") and (ii) to the extent required by law, and (b) at any time during which the Corporation is not in default of any obligation to make any redemption pursuant to Section 5 hereof, the Corporation may, directly or indirectly, purchase:

         (i) shares of Junior Stock from employees of the Corporation or any of its subsidiaries, former employees of the Corporation or any of its subsidiaries or the estates of deceased employees of the Corporation or any of its subsidiaries, or any party to the Stockholders Agreement of the Corporation dated August 21, 1996 (or his or its successors or permitted assigns) with an aggregate consideration paid by the Corporation in any fiscal year of the Corporation of less than or equal to $5,000,000; provided, however, that to the extent that the Corporation fails to resell any such shares of Junior Stock within one year after the date of purchase for consideration greater than or equal to the consideration paid by the Corporation for such shares, the Corporation shall, on the first anniversary of the purchase of such shares, redeem a number of shares of Preferred Stock, rounded to the nearest whole number, having an aggregate Redemption Price equal to the consideration paid by the Corporation for such shares of Junior Stock, if such shares have not been sold within such one year period, or the excess of the purchase price for such shares over the price for which such shares were resold, as applicable;

         (ii) shares of Junior Stock from employees of the Corporation or any of its subsidiaries, former employees of the Corporation or any of its subsidiaries or the estates of deceased employees of the Corporation or any of its subsidiaries; provided, however, that, if at any time the aggregate consideration paid by the Corporation, directly or indirectly, for the purchase of such shares of Junior Stock pursuant to this clause (ii) exceeds $1,000,000 in any fiscal year of the Corporation, the Corporation shall concurrently redeem a number of shares of Preferred Stock, rounded to the nearest whole number, with a Liquidation Value equal to the amount of such excess; and

         (iii) shares of Junior Stock covered by the ESOP or any Successor Plan to the extent required by (A) the provisions thereof or (B) to the extent required by law.

       Section 7. Voting. 7.1. The holders of shares of Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which such holders may be entitled under applicable laws and except for the voting rights set forth in the following provisions of this Section 7.

       7.2. If and whenever at any time or times dividends payable on shares of the Preferred Stock shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for two Dividend Periods, then the number of directors constituting the Board shall be increased by one and the holders of shares of the Preferred Stock shall have the exclusive right (the "Special Voting Right"), voting separately as a class, to elect one director of the Corporation.

       7.3. The Special Voting Right may be exercised initially either by written consent or at a special meeting of the holders of the Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on shares of the Preferred Stock shall have been paid in full (whether in cash or in Additional Shares), at which time the Special Voting Right and the term of the director elected pursuant to the exercise of the Special Voting Right shall automatically terminate. Upon termination of the Special Voting Right, the number of directors constituting the Board shall, without further action, be reduced by one, subject always to increase as provided above upon revesting of the Special Voting Right.

       7.4. At any time when the Special Voting Right shall have vested and if the Special Voting Right shall not already have been exercised by written consent, a proper officer of the Corporation may call, and, upon the written request, addressed to the Secretary of the Corporation, of the record holders of shares representing 25% of the then outstanding shares of Preferred Stock, shall call, a special meeting of the holders of Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. Notwithstanding the provisions of this Section 7.4, no such special meeting shall be called during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

       7.5. At any meeting held for the purpose of electing directors at which the holders of Preferred Stock are entitled to exercise the Special Voting Right, the presence (in person or by proxy) of the holders of 50% of the then outstanding shares of the Preferred Stock shall be required and shall be sufficient to constitute a quorum of such class for the exercise of the Special Voting Right.

       7.6. Any director elected by holders of Preferred Stock pursuant to the exercise of the Special Voting Right shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 7.3 hereof) and any vacancy in respect of any such directorship shall be filled only by the holders of Preferred Stock by written consent or at a special meeting called in accordance with the procedures set forth in Section 7.4 hereof, or, if no special meeting is called or written consent executed, at the next annual meeting of stockholders.

       7.7. In exercising the Special Voting Right and for all other matters as to which the holders of shares of Preferred Stock are entitled to vote, each share of Preferred Stock shall have one vote; provided, however, that any shares owned beneficially or of record by the Corporation or any of its subsidiaries shall be deemed to be not outstanding and the holders thereof shall not be entitled to any vote unless such restriction on such voting right shall be prohibited by applicable law.

       Section 8. Ranking. 8.1. All shares of Preferred Stock shall rank senior, as to payments of dividends and as to distributions of assets (including any distribution of assets upon any Liquidation), to all shares of Junior Stock, whether presently outstanding or issued after the date hereof.

       8.2. All shares of Preferred Stock shall rank on a parity, as to payments of dividends and as to distributions of assets (including any distribution of assets upon any Liquidation), with all shares of Parity Stock issued after the date hereof.

       8.3. As of the date on which this Designation is filed with the Secretary of State of the State of Delaware, (a) no shares of Prior Stock or Parity Stock are outstanding and (b) no shares of Junior Stock are outstanding other than shares of Common Stock.

       Section 9. Non-Assessability. The shares of Preferred Stock when issued, shall be fully-paid and nonassessable.

       Section 10. Preemptive Rights. The Preferred Stock is not entitled to any preemptive rights or subscription rights in respect of any Capital Stock.

       Section 11. Registration Books, etc. The Corporation will keep, or cause to be kept, at its principal office (or at the office of its agent for such purpose) proper books in which the names and addresses of the holders of shares of Preferred Stock issued by the Corporation shall be registered and in which transfers of such shares may be registered. The Corporation may treat the registered holder of any shares of Preferred Stock as the absolute owner thereof for the purpose of receiving all dividends and redemption payments thereon and for all other purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary.

       Section 12. No Consent for Certain Actions. Anything herein to the contrary notwithstanding, no consent, approval or vote of the holders of Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation of any class of Junior Stock or Parity Stock, (c) the issuance of shares of Junior Stock or Parity Stock or (d) any increase or decrease in the amount of authorized Junior Stock or Parity Stock or any increase, decrease or change in the par value thereof.

       Section 13. Amendments and Waivers. This Designation of Rights may not be amended nor may compliance with any of the provisions of this Designation of Rights be waived without, in each instance, the affirmative vote (at a meeting) or the written consent (with or without a meeting) of the holders of all the shares of Preferred Stock then outstanding.

       Section 14. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

       Section 15. Certifications. On or before June 30 and December 31 of each year, the Corporation shall provide the Holders with a report, certified by an officer of the Corporation, setting forth (a) the number of shares of Junior Stock purchased during the immediately preceding 12-month period pursuant to
Section 6.4(b)(i) (including the dates of purchase and the consideration paid by the Corporation with respect to each such purchase) and (b) the number of shares of Junior Stock so purchased by the Corporation which have been resold by the Corporation during such 12-month period (including the dates of sale and the consideration received by the Corporation with respect to each such sale).

       Section 16. Notices. Any notice required to be given hereunder shall be sufficient if in writing, sent by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), and addressed (a) if to any record holder of shares of Preferred Stock, to the address of such record holder as reflected in the transfer records for shares of Preferred Stock maintained by the Corporation or any transfer agent, or (b) if to the Corporation, at its principal executive offices to the attention of its Secretary. Any notice given in accordance with this provision by the Corporation shall be deemed delivered as of the date receipt or proof of service or delivery is confirmed or on the third Business Day after the date mailed.

                          CERTIFICATE OF DESIGNATIONS,
                     PREFERENCES, RIGHTS AND LIMITATIONS OF


                CUMULATIVE REDEEMABLE PREFERRED STOCK, SERIES B

                                       OF

                       STERLING CHEMICALS HOLDINGS, INC.


                 ---------------------------------------------


                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE


                 ---------------------------------------------


       Sterling Chemicals Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware ("Holdings"), hereby certifies that, under (i) authority conferred upon the Board of Directors of Holdings (the "Holdings Board") by the Restated Certificate of Incorporation of Holdings, as amended to date, and (ii) the provisions of Sections 141(c) and 151 of the General Corporation Law of the State of Delaware, the Holdings Board duly adopted the following resolutions, among others, by unanimous consent dated as of July 7, 1997:

       Resolved, that pursuant to the authority conferred on the Holdings Board by the Certificate of Incorporation of Holdings, the Series B Preferred, being a series of Holdings' authorized preferred stock, liquidation value $1,000 per share, be, and it hereby is, established, created and approved, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional and other rights of the shares of such series, and the qualifications, limitations and restrictions thereof, be, and they hereby are, as set forth on the Certificate of Designations, Preferences, Rights and Limitations of Cumulative Redeemable Preferred Stock, Series B, attached hereto as Exhibit A (the "Certificate of Designations").

       Resolved, that the proper officers of Holdings be, and each of them acting alone hereby is, authorized and empowered, in the name and on behalf of Holdings, to prepare, execute and deliver, and file with the Secretary of State of the State of Delaware, the Certificate of Designations, with the designations, voting and other powers, preferences, relative, participating, optional and other rights, and the qualifications, limitations and restrictions, set forth thereon.

       In Witness Whereof, Holdings has caused this certificate to be signed and attested this 8th day of July, 1997.


                                  Sterling Chemicals Holdings, Inc.



                                  By:     /s/ ROBERT W. ROTEN
                                      ----------------------------
                                      Robert W. Roten, President
                                       and Chief Executive Officer



Attest:



      F. MAXWELL EVANS
-------------------------------
  F. Maxwell Evans, Secretary

                                   EXHIBIT A

                CUMULATIVE REDEEMABLE PREFERRED STOCK, SERIES B
           DESIGNATION OF TERMS, LIMITATIONS, RIGHTS AND PREFERENCES
           ---------------------------------------------------------

       Section 1. Number of Shares and Designation. This class of the Corporation's Preferred Stock shall be designated as Cumulative Redeemable Preferred Stock, Series B (the "Preferred Stock") and the number of shares of Preferred Stock constituting such class shall be 58,000, each with a par value of $0.01.

       Section 2. Definitions. For purposes of the Preferred Stock, the following terms shall have the meanings indicated:

       "Additional Shares" has the meaning specified in Section 3.3 hereof.

       "Applicable Date" means the fifth anniversary of the Closing Date.

       "Applicable Two-Year Period" has the meaning specified in the definition of Dividend Rate herein.

       "Bankruptcy Law" means title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

       "Board" means the board of directors of the Corporation.

       "Business Day" means any day on which state or federally chartered financial institutions are not authorized or required to close in Houston, Texas.

       "Capital Stock" means shares of any class or series of capital stock of the Corporation.

       "Change of Control" means the occurrence of any of the following events:

             (i) any "person" (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% of the total voting power of the Voting Stock of the Corporation; provided that the Permitted Holders "beneficially own" (as defined below), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Corporation than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board (for the purpose of this clause (i), (a) such other Person shall be deemed to "beneficially own" any Voting Stock of a corporation (the "Specified

       Corporation") held by any other corporation (the "Parent Corporation"), if such Person "beneficially owns", directly or indirectly, more than 35% of the voting power of the Voting Stock of the Parent Corporation and the Permitted Holders "beneficially own," directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of the Parent Corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Parent Corporation, and (b) the Permitted Holders shall be deemed to "beneficially own" any Voting Stock of the Specified Corporation held by the Parent Corporation so long as the Permitted Holders "beneficially own," directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the Parent Corporation); and provided, further, that in no event shall any transfer, assignment, sale, gift or other disposition of any Voting Stock of the Corporation by, and no acquisition of any Voting Stock of the Corporation by, any holder of shares of Preferred Stock be deemed to be or result in a Change of Control under this clause (i);

             (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board or the Chemicals Board (together with any new directors whose election by the Board or the Chemicals Board, as applicable, or whose nomination for election by the stockholders of the Corporation or Chemicals, as the case may be, was approved by a majority of the directors of the Corporation or Chemicals, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board or the Chemicals Board, as the case may be, then in office;

             (iii) the merger or consolidation of the Corporation or Chemicals with or into another Person or the merger of another Person (other than a Permitted Holder) into the Corporation or Chemicals, or the sale or transfer in one or a series of transactions of all or substantially all the assets of the Corporation or Chemicals to another Person (other than a Permitted Holder) and, in the case only of any such merger or consolidation, the securities of the Corporation or Chemicals that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Corporation or Chemicals are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or

             (iv) the Corporation shall hold less than 100% of Voting Stock of Chemicals.

       "Charter" means the Certificate of Incorporation of the Corporation, as the same may hereafter be amended or restated.

       "Chemicals" means Sterling Chemicals, Inc., a Delaware corporation.

       "Chemicals Board" means the board of directors of Chemicals.

       "Closing Date" has the meaning specified in the Stock Purchase Agreement.

       "Common Stock" means the common stock, par value $0.01, of the Corporation and any securities issued or issuable with respect to any such common stock by way of stock dividend or stock split or in connection with a combination of shares, merger or consolidation.

       "Corporation" means Sterling Chemicals Holdings, Inc., a Delaware corporation, and any successor to the business and/or assets of the Corporation which becomes bound by the terms and provisions of this Designation of Rights by operation of law.

       "Corporation Redemption Notice" has the meaning specified in Section 5.2 hereof.

       "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

       "Designation of Rights" means this designation of terms, limitations, rights and preferences of the Preferred Stock, as the same may hereafter be amended, modified or supplemented.

       "Dividend Payment Date" means the last calendar day of each Dividend Period.

       "Dividend Period" means the three-month period beginning on each January 1, April 1, July 1 and October 1 of each year; provided, however, that the final Dividend Period with respect to any share of Preferred Stock shall end on the date that such share of Preferred Stock is redeemed by the Corporation in accordance with the terms of this Designation of Rights.

       "Dividend Rate" means with respect to any share of Preferred Stock, a rate per annum equal to:

             (i) during the period commencing on the Issue Date and continuing thereafter until the Applicable Date, 14% of the Liquidation Value of such share of Preferred Stock, irrespective of whether such dividends are paid in cash or in Additional Shares;

             (ii) during the period commencing on the Applicable Date and continuing thereafter until the seventh anniversary of the Issue Date (the "Applicable Two-Year Period"), (A) 14% of the Liquidation Value of such share of Preferred Stock if such dividends are paid in cash in full or (B) 16% of the Liquidation Value of such share of Preferred Stock if such dividends are paid in full or in part in Additional Shares; and

             (iii) during the period commencing on the seventh anniversary of the Issue Date and continuing thereafter until such share of Preferred Stock is redeemed, (A) 14% of the Liquidation Value of such share of Preferred Stock if such dividends are paid in cash in full and no dividends were paid in Additional Shares during the Applicable Two-Year Period, (B) 16% of the Liquidation Value of such share of Preferred Stock if such dividends are paid in cash and any dividends were paid in Additional Shares during the Applicable Two-Year Period, or (C) 18% of the Liquidation Value of such share of Preferred Stock if such dividends are paid in Additional Shares;

   provided, however, that, notwithstanding anything to the contrary contained herein, (1) except for increases in the Dividend Rate under clause (2) below, in no event shall the Dividend Rate with respect to any Dividend Period be lower than the Dividend Rate with respect to the immediately preceding Dividend Period and (2) upon the occurrence of an Event of Non-Compliance at any time during which the Dividend Rate equals 14% per annum, the Dividend Rate shall be increased to an aggregate amount equal to 16% per annum, which increase shall continue only for so long as any Event of Non-Compliance is continuing.

       "ESOP" has the meaning specified in Section 6.3 hereof.

       "Event of Non-Compliance" means (i) (a) any failure by the Corporation to declare and pay (either in cash or in Additional Shares) or accrue and compound any dividends prior to the Applicable Date for four consecutive Dividend Periods or (b) any failure by the Corporation on or after the Applicable Date to declare and pay dividends, either in cash or in Additional Shares, for four consecutive Dividend Periods;

         (ii) the failure of the Corporation to comply (a) (after any applicable grace period) with any covenants in the Stock Purchase Agreement or (b) with the terms of this Designation of Rights;

         (iii) (a) the Corporation or any Significant Subsidiary of the Corporation pursuant to or within the meaning of any Bankruptcy Law: (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (4) makes a general assignment for the benefit of its creditors; or (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against the Corporation or any Significant Subsidiary of the Corporation in an involuntary case; (2) appoints a Custodian of the Corporation or any Significant Subsidiary of the Corporation or for all or substantially all of the property of the Corporation or any Significant Subsidiary of the Corporation; or (3) orders the liquidation of the Corporation or any Significant Subsidiary of the Corporation, and the order or decree remains unstayed and in effect for 60 consecutive days;

         (iv) Holdings or a third party designated by Holdings shall not have redeemed any shares of Preferred Stock elected to be redeemed pursuant to a timely delivered Change of Control Redemption Election and paid the holder of such shares the Redemption Price therefor on or prior to the Redemption Date; or

         (v) in the case of Section 5.3(a), Holdings shall not have mailed a Notice of a Change of Control to each record holder of a share of Preferred Stock within five days after the Corporation or any of its executive officers or directors obtains knowledge of the occurrence of a Change of Control as defined in clause (i) of the definition thereof.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

       "Holder Redemption Notice" has the meaning specified in Section 5.1 hereof.

       "Issue Date" means, (i) with respect to any share of Preferred Stock other than an Additional Share, the actual original date of issuance of such share, and (ii) with respect to any Additional Share, the Dividend Payment Date in respect of which such Additional Share was issued.

       "Junior Stock" means the Common Stock and any other Capital Stock ranking junior to the Preferred Stock with respect to payments of dividends or with respect to distributions of assets, including any distribution of assets upon Liquidation.

       "Liquidation" means any dissolution, liquidation (complete or partial) or winding up of the Corporation, whether voluntary or involuntary.

       "Liquidation Amount" has the meaning specified in Section 4.1 hereof.

       "Liquidation Value" means, with respect to any share of Preferred Stock, $1,000.

       "Notice of Change of Control" has the meaning specified in Section 5.3 hereof.

       "Parity Stock" means any Capital Stock ranking on a parity with the Preferred Stock with respect to payments of dividends or with respect to distributions of assets, including any distribution of assets upon Liquidation, including the Corporation's outstanding Series A Preferred Stock (the "Series A Preferred Stock").

       "Permitted Holders" means (i) any Person that owns shares of Common Stock as a result of the conversion of shares of the common stock of STX Acquisition Corp., a Delaware corporation, owned by such Person in connection with the merger of STX Acquisition Corp. with and into the Corporation on August 21, 1996, (ii) any Person who on the date of issuance of the Preferred Stock is an officer, director, stockholder, employee or consultant of The Sterling Group, Inc. or The Unicorn Group, L.L.C., (iii) each of Frank J. Hevrdejs, William C. Oehmig, J. Virgil Waggoner, Robert W. Roten and Gordon Cain, (iv) any Permitted Transferee with respect to any Person covered by the preceding clauses (i) through (iii) hereof, (v) the employee stock ownership plan of Chemicals in existence on July 1, 1997, (vi) any savings or investment plan sponsored by the Corporation or Chemicals and (vii) any Person that purchases shares of Common Stock from Sterling Chemicals Acquisitions, Inc., a Delaware corporation and a wholly-owned subsidiary of Chemicals ("SC Acquisitions"), pursuant to the private placement of shares of Common Stock by SC Acquisitions in connection with the closing of the transactions contemplated by that certain Asset Purchase Agreement dated as of May 21, 1997 between Sterling Pulp Chemicals (Sask) Ltd., an Ontario corporation and an indirect wholly-owned subsidiary of SC Acquisitions, and Saskatoon Chemicals Ltd., a Saskatchewan corporation.

       "Permitted Transferee" means, with respect to any Person, (i) in the case of any entity, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such entity ("control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing), and (ii) in the case of any individual, any person related by lineal or collateral consanguinity to such individual or the spouse of such individual (adopted persons shall be considered the natural born child of their adoptive parents; lineal consanguinity is the relationship that exists between persons of whom one is descended (or ascended) in direct line from the other, as between son, father, grandfather, great-grandfather; and collateral consanguinity is that relationship between persons who have the same ancestors, but do not descend (or ascend) from the other, as between uncle and nephew, or cousin and cousin), in each case to whom such Person has transferred Common Stock of the Corporation.

       "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

       "Preferred Stock" has the meaning specified in Section 1 hereof, such term to include any Additional Shares issued pursuant to Section 3.3 hereof.

       "Prior Stock" means any Capital Stock ranking prior to the Preferred Stock with respect to payments of dividends or with respect to distributions of assets, including distribution of assets upon Liquidation.

       "Record Date" means, with respect to any Dividend Period, the date which is 15 days prior to the last day of such Dividend Period.

       "Redemption Date" means, with respect to any redemption of shares of Preferred Stock by the Corporation pursuant to Section 5.2 or Section 5.3 hereof, the date proposed by the Corporation for such redemption as set forth in the Corporation Redemption Notice or Notice of Change of Control, as the case may be, in accordance with the provisions of Section 5.2 or Section 5.3, as applicable.

       "Redemption Price" means, (i) with respect to any share of Preferred Stock redeemed pursuant to Section 5.1 hereof, an amount in cash equal to the sum of (a) the Liquidation Value of such share of Preferred Stock plus (b) the amount of any and all accrued and unpaid dividends (whether or not declared) on such share (including any additional dividends accrued pursuant to Section 3.2 hereof) as of the date of computation (the "Base Redemption Amount"), (ii) with respect to any share of Preferred Stock redeemed pursuant to Section 5.2 hereof, the following amounts: (a) prior to the first anniversary of the Closing Date, 105% of the Base Redemption Amount; (b) from the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, 104% of the Base Redemption Amount; (c) from the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date, 103% of the Base Redemption Amount; (d) from the third anniversary of the Closing Date and prior to the fourth anniversary of the Closing Date, 102% of the Base Redemption Amount; (e) from the fourth anniversary of the Closing Date and prior to the fifth anniversary of the Closing Date, 101% of the Base Redemption Amount; and (f) from and after the fifth anniversary of the Closing Date, 100% of the Base Redemption Amount, and (iii) with respect to any share of Preferred Stock redeemed pursuant to
   Section 5.3 hereof, an amount in cash equal to the sum of (a) 101% of the Liquidation Value of such share of Preferred Stock plus (b) the amount of any and all accrued and unpaid dividends (whether or not declared) on such share (including any additional dividends accrued pursuant to Section 3.2 hereof) as of the Redemption Date.

       "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Corporation as such term is defined in Rule 1-02 of Regulation S-X, promulgated by the SEC.

       "Special Voting Right" has the meaning specified in Section 7.2 hereof.

       "Stock Purchase Agreement" means the Stock and Warrant Purchase Agreement among the Corporation, Sterling Chemicals Acquisitions, Inc. and the Purchasers thereto with respect to the Preferred Stock.

       "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Corporation; (ii) the Corporation and one or more Subsidiaries; or (iii) one or more Subsidiaries.

       "Successor Plan" has the meaning specified in Section 6.3 hereof.

       "Voting Stock" means, with respect to any corporation, all classes of capital stock of such corporation then outstanding and normally entitled to vote in the election of directors.

       Section 3. Dividends. 3.1 Dividends with respect to each share of Preferred Stock shall be cumulative (whether or not earned) and shall accrue (whether or not declared) at the Dividend

Rate from the Issue Date of such share until such share is redeemed in accordance with this Designation of Rights. Each holder of record of each share of Preferred Stock on the Record Date for any Dividend Period shall be entitled to receive on the relevant Dividend Payment Date, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends on such share, payable in cash (subject to Section 3.3 hereof) at the Dividend Rate; provided, however, that in the event that any share of Preferred Stock shall have an Issue Date other than on the first day of any Dividend Period, the Dividend Rate with respect to such share during the Dividend Period in which such Issue Date occurs shall be calculated on the basis of the applicable Dividend Rate for such Dividend Period for the period commencing with the Issue Date to and including the last day of such Dividend Period.

       3.2 In the event that, as of the last day of any Dividend Period, there shall exist any accrued dividends (whether or not declared) on any share of Preferred Stock with respect to any prior Dividend Periods, the holder of record of such share of Preferred Stock shall also be entitled to receive on each Dividend Payment Date, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends payable in cash (subject to Section 3.3. hereof) in an amount equal to the amount of dividends which the holder of such share of Preferred Stock would have been entitled to receive if the Corporation had issued to such holder, on the date that each such dividend accrued, that number of shares of Preferred Stock (including any fractions thereof) equal to (i) the amount of such accrued dividends divided by (ii) 1,000. Dividends payable under this Section 3.2 on any Dividend Payment Date may be paid prior to such Dividend Payment Date.

       3.3 Except for dividends required to be paid on the shares of Preferred Stock pursuant to Section 6 hereof, the Corporation may, at its option, at any time or from time to time, elect on or prior to the Dividend Payment Date, with respect to any outstanding shares of Preferred Stock in respect of which a cash dividend is payable under this Designation of Rights, (i) prior to the Applicable Date, to declare, accrue and compound, but not to pay all or a part of, such dividend or to pay all or a part of such dividend in shares of Preferred Stock ("Additional Shares") having an aggregate Liquidation Value equal to the amount of such dividend or part thereof and (ii) on or after the Applicable Date, to pay all or a part of such dividend in Additional Shares having an aggregate Liquidation Value equal to the amount of such dividend or part thereof. A cash dividend payable on any share of Preferred Stock shall not be deemed paid by the issuance of Additional Shares unless and until one or more certificates evidencing such Additional Shares have been delivered to the holder of record of such share of Preferred Stock. Such certificates shall be accompanied by a statement setting forth the computation of the number of Additional Shares issuable in payment of the relevant cash dividend to each holder of record of the Preferred Stock.

       3.4 The amount of dividends accrued on any shares of Preferred Stock at the end of any Dividend Period shall be the amount of any unpaid dividends accrued thereon to and including the last day of such Dividend Period, whether or not declared. The amount of dividends accrued on any share of Preferred Stock at any date other than the last day of any Dividend Period shall be the sum of (i) the amount of any unpaid dividends accrued thereon (including any additional dividends accrued pursuant to Section 3.2 hereof) to and including the last day of the immediately preceding Dividend Period, whether or not declared, plus (ii) an amount calculated on the basis of the Dividend

Rate applicable to the Dividend Period in which such date occurs for the period commencing with the first day of such Dividend Period to and including the date of calculation, based upon the actual number of days elapsed in such Dividend Period. For purposes of this Section 3.4, dividends shall be deemed to accrue daily.

       3.5 To the extent that the amount of any dividend paid on the shares of Preferred Stock for any Dividend Period shall be less than the total amount of dividends due and payable with respect to such Dividend Period as provided in
Section 3.1 or 3.2 hereof, such amounts shall be paid pro rata to each record holder of shares of Preferred Stock in the proportion that the total number of shares owned by such record holder bears to the total number of shares of Preferred Stock then outstanding.

       Section 4. Liquidation. 4.1 Each share of Preferred Stock shall be preferred over the shares of Junior Stock so that, in the event of any Liquidation, each holder of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings), in preference to the holders of and before any payment or distribution is made to the holders of shares of Junior Stock upon such Liquidation, an amount in cash equal to (i) the Liquidation Value plus an amount equal to all accrued and unpaid dividends thereon (including any additional dividends accrued pursuant to Section 3.2 hereof) to the date of final distribution multiplied by (ii) the number of outstanding shares of Preferred Stock owned by such holder (such amounts with respect to all shares of Preferred Stock, in the aggregate, the "Liquidation Amount"). If, upon any Liquidation, the assets (or proceeds thereof) distributable among the holders of Preferred Stock are insufficient to pay the Liquidation Amount in full, then such assets (or the proceeds thereof) shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were payable in full.

       4.2 For the purposes of this Section 4, neither any merger or consolidation involving the Corporation nor any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation shall be deemed to be a Liquidation, unless such sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

       4.3 After the payment in cash to the holders of Preferred Stock of the full amount of the Liquidation Amount with respect to all outstanding shares of Preferred Stock, the holders of outstanding shares of Preferred Stock shall have no right or claim, based solely on their ownership of shares of Preferred Stock, to any of the remaining assets of the Corporation.

       4.4 In the event the assets of the Corporation available for distribution to the holders of shares of Preferred Stock upon any Liquidation shall be insufficient to pay the Liquidation Amount in full, no such distribution shall be made on account of any shares of any Parity Stock upon such Liquidation unless proportionate distributive amounts shall be paid on account of all shares of the Preferred Stock, ratably, according to the respective amounts which would be payable on the

Preferred Stock and Parity Stock upon such Liquidation if all amounts payable thereon were paid in full.

       Section 5. Redemption. 5.1 The holder of any share of Preferred Stock may, at his or its option, on any Dividend Payment Date occurring on or after June 30, 2009, elect to have the Corporation redeem all or any number of shares of Preferred Stock held by such holder, such election to be made by providing written notice of such election and the number of shares of Preferred Stock elected to be redeemed to the Corporation (a "Holder Redemption Notice") not less than 30 nor more than 90 days prior to the applicable Dividend Payment Date. Subject to Section 5.4, the Corporation shall, on the applicable Dividend Payment Date, redeem the shares of Preferred Stock elected to be redeemed pursuant to such Holder Redemption Notice and pay the holder of such shares the Redemption Price therefor, provided that the Corporation has sufficient legally available funds for such purpose (taking into effect any obligation of the Corporation to the holders of any Parity Stock related to such redemption).

       5.2 The Corporation may, at its option, at any time and from time to time, elect to redeem all or any number of shares of Preferred Stock, such election to be made by providing written notice of such election and the number of shares of Preferred Stock elected to be redeemed to the holders thereof (a "Corporation Redemption Notice") not less than 10 days prior to the proposed Redemption Date. The Corporation shall, on the applicable Redemption Date, redeem the shares of Preferred Stock elected to be redeemed pursuant to such Corporation Redemption Notice and pay the holders of such shares the Redemption Price therefor. In the event that the Corporation elects to redeem less than all of the shares of Preferred Stock, it shall redeem the shares of Preferred Stock which it has elected to redeem, pro rata, among all holders of Preferred Stock.

       5.3 (a) Within five days after the Corporation or any of its executive officers or directors obtains knowledge of the occurrence of a Change of Control as defined in clause (i) of the definition thereof or a proposed Change of Control as defined in clause (i) of the definition thereof, the Corporation shall mail a notice (a "Notice of Change of Control") to each record holder of a share of Preferred Stock stating (i) that a Change of Control has occurred or is expected to occur, as applicable, (ii) the material circumstances and facts regarding such Change of Control, (iii) the Redemption Date (which (A) in the case of a Notice of Change of Control delivered after the occurrence of the applicable Change of Control, shall be no earlier than 20 days nor later than 30 days from the date such notice is mailed, and (B) in the case of a Notice of Change of Control delivered prior to the occurrence of the applicable Change of Control, shall be no later than the later to occur of 15 days after the date such notice is mailed and the date such Change of Control is effected) and (iv) the instructions determined by the Corporation, consistent with this Designation of Rights, that a holder of shares of Preferred Stock must follow in order to have its shares of Preferred Stock redeemed.

       (b) No earlier than 60 days and no later than 30 days prior to a Change of Control as defined in clauses (ii), (iii) or (iv) of the definition thereof, the Corporation shall mail a Notice of Change of Control to each record holder of a share of Preferred Stock stating (i) that a Change of Control is expected to occur, (ii) the material circumstances and facts regarding such Change of

Control, (iii) the Redemption Date (which shall be no earlier than thirty days from the date such notice is mailed and no later than the date such Change of Control is effected) and (iv) the instructions determined by the Corporation, consistent with this Designation of Rights, that a holder of shares of Preferred Stock must follow in order to have its shares of Preferred Stock redeemed.

       (c) Upon receipt of a Notice of Change of Control pursuant to Section 5.3(a) or (b), the holder of any share of Preferred Stock may, at his or its option, elect to have the Corporation redeem all or any number of shares of Preferred Stock held by such holder, such election to be made by providing written notice of such election and the number of shares of Preferred Stock elected to be redeemed to the Corporation (a "Change of Control Redemption Election") not less than 5 business days prior to the Redemption Date.

       (d) Subject to Section 5.4, the Corporation shall, on the Redemption Date, redeem the shares of Preferred Stock elected to be redeemed pursuant to each timely delivered Change of Control Redemption Election and pay the holder of such shares the Redemption Price therefor, provided that the Corporation has sufficient legally available funds for such purpose (taking into effect any obligation of the Corporation to the holders of any Parity Stock related to such redemption). Notwithstanding the foregoing, in lieu of the Corporation's making such purchase, the Corporation may designate a third party to purchase all shares of Preferred Stock at the same price, payable in cash, and terms and subject to conditions and procedures no less favorable to the holders of Preferred Stock than those set forth above in this Section 5.3; provided, however, that the Corporation shall be liable for, and shall redeem the shares of Preferred Stock as set forth in this Section 5.3 upon, any default by such third party to consummate such offer.

       5.4 In the event that the Corporation is required to redeem any shares of Preferred Stock pursuant to Section 5.1 or Section 5.3 above and does not have sufficient funds legally available to redeem all of such shares (taking into effect any obligation of the Corporation to the holders of any Parity Stock related to such redemption), it shall use all of the funds that it does have available for such purpose, if any, to redeem such number of shares of Preferred Stock as is possible with such funds, pro rata, among all holders of Preferred Stock which have previously provided the Corporation with a Holder Redemption Notice or a timely Change of Control Redemption Election, as applicable, and for which all or any portion of the shares of Preferred Stock elected to be redeemed thereunder have not been redeemed (taking into effect any obligation of the Corporation to the holders of any Parity Stock related to such redemption). Any shares of Preferred Stock which are not redeemed because the Corporation does not have sufficient funds shall remain outstanding and the holders thereof shall continue to be entitled to all rights and benefits of holders of Preferred Stock under this Designation of Rights.

       5.5 The Corporation shall, from time to time, redeem shares of Preferred Stock to the extent required pursuant to Section 6.2.

       5.6 Upon any redemption of shares of Preferred Stock, the shares of Preferred Stock so redeemed shall have the status of authorized and unissued shares of preferred stock of the Corporation, unclassified as to series, and the number of shares of preferred stock which the

Corporation shall have authority to issue shall not be decreased by the redemption of such shares of Preferred Stock.

       Section 6. Certain Restrictions. 6.1 So long as the Corporation shall be in default of any obligation to make any redemption pursuant to Section 5 hereof and, so long as any Additional Shares are outstanding or any accrued dividends on the Preferred Stock are unpaid, the Corporation shall not, directly or indirectly, (a) declare, pay or set apart for payment any dividend or distribution on or with respect to any Parity Stock other than in shares of Junior Stock or in Parity Stock of the same class or series or (b) declare, pay or set apart for payment any dividend or distribution on or with respect to any Junior Stock other than solely in shares of Junior Stock.

       6.2 So long as any shares of Preferred Stock remain outstanding, the Corporation shall not, directly or indirectly:

       (a) issue any additional shares of Preferred Stock (other than Additional Shares) or any shares of Prior Stock (including as a dividend or distribution on any securities);

       (b) (i) redeem, purchase or otherwise acquire or retire for value any Junior Stock or (ii) redeem, defease, purchase or otherwise acquire or retire for value (whether or not prior to scheduled maturity or scheduled sinking fund payment) any mandatory redemption, sinking fund or analogous obligation in respect of Junior Stock;

       (c) (i) redeem, purchase or otherwise acquire or retire for value any Parity Stock unless a proportionate number of shares of Preferred Stock, rounded to the nearest whole share, are redeemed, purchased or otherwise acquired or retired for value, ratably, according to the respective amounts which would have been payable on the Preferred Stock and such Parity Stock upon a Liquidation if all amounts payable thereon were paid in full or (ii) redeem, defease, purchase or otherwise acquire or retire for value (whether or not prior to scheduled maturity or scheduled sinking fund payment) any mandatory redemption, sinking fund or analogous obligation in respect of Parity Stock unless proportionate amounts shall be paid on account of all shares of the Preferred Stock, ratably, according to the respective amounts which would be payable on the Preferred Stock and such Parity Stock upon a Liquidation if all amounts payable thereon were paid in full;

       (d) reclassify (by merger, consolidation or otherwise) any Junior Stock or Parity Stock as Prior Stock;

       (e) merge into or consolidate with any entity where the surviving or continuing corporation will have any outstanding Prior Stock other than capital stock corresponding to shares of Prior Stock of the Corporation issued before any agreement for such merger or consolidation; or

       (f) amend, alter or repeal by merger or otherwise any of the provisions of this Designation of Rights, the Certificate of Incorporation or the By-laws of the Corporation so as in any such case to adversely affect the voting powers, designations, preferences and

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   relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of Preferred Stock, except as permitted in the Stock Purchase Agreement;

provided, however, that nothing contained in this Designation shall be deemed or construed to prohibit or restrict the right or ability of any employee stock ownership plan of the Corporation or any of its Subsidiaries to purchase or otherwise acquire any shares of Junior Stock or any loan or other extension of credit by the Corporation or any of its Subsidiaries to any such employee stock ownership plan.

       6.3 Notwithstanding anything to the contrary contained in this Section 6,
(a) at any time during which the Corporation is then in default of any obligation to make any redemption pursuant to Section 5 hereof, the Corporation may nevertheless, directly or indirectly, purchase shares of Junior Stock covered by any employee stock ownership plan of the Corporation or any of its Subsidiaries existing on December 23, 1996 (the "ESOP") or a successor plan (i) to the extent required by those provisions of the ESOP or any successor plan that are no more favorable to the employees of the Corporation than the provisions of the ESOP (a "Successor Plan") and (ii) to the extent required by law, and (b) at any time during which the Corporation is not in default of any obligation to make any redemption pursuant to Section 5 hereof, the Corporation may, directly or indirectly, purchase:

         (i) shares of Junior Stock from employees of the Corporation or any of its Subsidiaries, former employees of the Corporation or any of its Subsidiaries or the estates of deceased employees of the Corporation or any of its Subsidiaries, or any party to the Stockholders Agreement of the Corporation dated August 21, 1996 (or his or its successors or permitted assigns) with an aggregate consideration paid by the Corporation in any fiscal year of the Corporation of less than or equal to $5,000,000; provided, however, that to the extent that the Corporation fails to resell any such shares of Junior Stock within one year after the date of purchase for consideration greater than or equal to the consideration paid by the Corporation for such shares, the Corporation shall, on the first anniversary of the purchase of such shares, redeem a number of shares of Preferred Stock, rounded to the nearest whole number, having an aggregate Redemption Price equal to the consideration paid by the Corporation for such shares of Junior Stock, if such shares have not been sold within such one year period, or the excess of the purchase price for such shares over the price for which such shares were resold, as applicable;

         (ii) shares of Junior Stock from employees of the Corporation or any of its Subsidiaries, former employees of the Corporation or any of its Subsidiaries or the estates of deceased employees of the Corporation or any of its Subsidiaries; provided, however, that, if at any time the aggregate consideration paid by the Corporation, directly or indirectly, for the purchase of such shares of Junior Stock pursuant to this clause (ii) exceeds $1,000,000 in any fiscal year of the Corporation, the Corporation shall concurrently redeem a number of shares of Preferred Stock rounded to the nearest whole number, with a Liquidation Value equal to the amount of such excess; and

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         (iii)  shares of Junior Stock covered by the ESOP or any Successor Plan
   (1) to the extent required by the provisions thereof or (2) to the extent required by law.

       Section 7. Voting. 7.1 The holders of shares of Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which such holders may be entitled under applicable laws and except for the voting rights set forth in the following provisions of this Section 7.

       7.2 Voting Right. Upon the occurrence and during the continuance of an Event of Non-Compliance specified in clause (i) of the definition thereof, the number of directors constituting the Board shall without further act be increased by one and the holders of shares of the Preferred Stock shall have the exclusive right (the "Special Voting Right"), voting separately as a class, to elect one director of the Corporation.

       7.3 The Special Voting Right may be exercised initially either by written consent or at a special meeting of the holders of the Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as such Event of Non-Compliance shall have been cured in full, (i) in the case of an Event of Non-Compliance under clause (i)(a) of the definition thereof, by the declaration and payment or accrual or compounding of the relevant dividends in cash or in Additional Shares, or (ii) in the case of an Event of Non-Compliance under clause (i)(b) of the definition thereof, by the declaration and payment of the relevant dividends in cash or in Additional Shares, at which time the Special Voting Right and the term of the director elected pursuant to the exercise of the Special Voting Right shall automatically terminate. Upon termination of the Special Voting Right, the number of directors constituting the Board shall, without further action, be reduced by one, subject always to increase as provided above upon revesting of the Special Voting Right.

       7.4 At any time when the Special Voting Right shall have vested and if the Special Voting Right shall not already have been exercised by written consent, a proper officer of the Corporation may call, and, upon the written request, addressed to the Secretary of the Corporation, of the record holders of shares representing 25% of the then outstanding shares of Preferred Stock, shall call, a special meeting of the holders of Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual matings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. Notwithstanding the provisions of this Section 7.4, no such special meeting shall be called during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

       7.5 At any meeting held for the purpose of electing directors at which the holders of Preferred Stock are entitled to exercise the Special Voting Right, the presence (in person or by proxy) of the holders of 50% of the then outstanding shares of the Preferred Stock shall be required and shall be sufficient to constitute a quorum of such class for the exercise of the Special Voting Right.

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       7.6 Any director elected by holders of Preferred Stock pursuant to the exercise of the Special Voting Right shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 7.3 hereof) and any vacancy in respect of any such directorship shall be filled only by the holders of Preferred Stock by written consent or at a special meeting called in accordance with the procedures set forth in Section 7.4 hereof, or, if no special meeting is called or written consent executed, at the next annual meeting of stockholders.

       7.7 In exercising the Special Voting Right and for all other matters as to which the holders of shares of Preferred Stock are entitled to vote, each share of Preferred Stock shall have one vote; provided, however, that any shares owned beneficially or of record by the Corporation or any of its Subsidiaries shall be deemed to be not outstanding and the holders thereof shall not be entitled to any vote unless such restriction on such voting right shall be prohibited by applicable law.

       8. Ranking 8.1 All shares of Preferred Stock shall rank senior, as to payments of dividends and as to distributions of assets (including any distribution of assets upon any Liquidation), to all shares of Junior Stock, whether presently outstanding or issued after the date hereof.

       8.2 All shares of Preferred Stock shall rank on a parity, as to payments of dividends and as to distributions of assets (including any distribution of assets upon any Liquidation), with all shares of Series A Preferred Stock, and with all Parity Stock issued after the date hereof.

       8.3 As of the date on which this Designation of Rights is filed with the Secretary of State of the State of Delaware, (a) no shares of Prior Stock are outstanding and (b) no shares of Junior Stock are outstanding other than shares of Common Stock.

       Section 9. Nonassessibility. The shares of Preferred stock when issued, shall by fully-paid and nonassessable.

       Section 10. Preemptive Rights. The Preferred Stock is not entitled to any preemptive rights or subscription rights in respect of any Capital Stock.

       Section 11. Registration Books, etc.. The Corporation will keep, or cause to be kept, at its principal office (or at the office of its agent for such purpose) proper books in which the names and addresses of the holders of shares of Preferred Stock issued by the Corporation shall be registered and in which transfers of such shares may be registered. The Corporation may treat the registered holder of any shares of Preferred Stock as the absolute owner thereof for the purpose of receiving all dividends and redemption payments thereon and for all other purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary.

       Section 12. No Consent for Certain Actions. Anything herein to the contrary notwithstanding, no consent, approval or vote of the holders of Preferred Stock shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the creation of any class of

Junior Stock or Parity Stock, (iii) the issuance of shares of Junior Stock or Parity Stock or (iv) any increase, decrease or change in the par value thereof.

       Section 13. Amendments and Waivers. This Designation of Rights may not be amended nor may compliance with any of the provisions of this Designation of Rights be waived without, in each instance, the affirmative vote (at a meeting) or the written consent (with or without a meeting) of the holders of two-thirds of the shares of Preferred Stock then outstanding.

       Section 14. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

       Section 15. Certifications. On or before June 30 and December 31 of each year, the Corporation shall provide the Holders with a report, certified by an officer of the Corporation, setting forth (i) the number of shares of Junior Stock purchased during the immediately preceding 12-month period pursuant to
Section 6.4(b)(i) (including the dates of purchase and the consideration paid by the Corporation with respect to each such purchase) and (ii) the number of shares of Junior Stock so purchased by the Corporation which have been resold by the Corporation during such 12-month period (including the dates of sale and the consideration received by the Corporation with respect to each such sale).

       Section 16. Notices. Any notice required to be given hereunder shall be sufficient if in writing, sent by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), and addressed (i) if to any record holder of shares of Preferred Stock, to the address of such record holder as reflected in the transfer records for shares of Preferred Stock maintained by the Corporation or any transfer agent, or (ii) if to the Corporation, at its principal executive offices to the attention of its Secretary. Any notice given in accordance with this provision by the Corporation shall be deemed delivered as of the date receipt or proof of service or delivery is confirmed or when such notice is returned as undeliverable.

                                     A-xvi